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                                                                    Exhibit 10.3

APPLIES TO ALL ISO GRANTS ISSUED UNDER THE 1997 EQUITY PLAN AFTER MARCH 23, 2004



                             INCENTIVE STOCK OPTION

      First Virtual Communications, Inc. (the "Company"), pursuant to its 1997 Equity Incentive Plan, as amended (the "Plan"), has granted to Optionee an option (the "Option") to purchase certain shares of the common stock of the Company ("Common Stock"), upon the terms and conditions set forth in the electronic notice of stock option grant (the "Notice") transmitted to or viewed online by Optionee via the Company's online option grant process on the E*Trade OptionsLink website, the terms of which Notice are incorporated herein by this reference. This Option is intended to qualify to the full extent permitted by law as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent required to comply with the above code, a portion of the shares within this grant may be designated non-qualified shares.

      The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

      1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this Option is as set forth in the Notice.

      2. VESTING. Subject to the limitations contained herein, the shares will vest (become exercisable) in accordance with the vesting schedule set forth in the Notice, until either (i) you cease to provide services to the Company for any reason, or (ii) this Option becomes fully vested, or (iii) the Option otherwise terminates under the terms of the Plan. Notwithstanding anything to the contrary contained in the Notice, this Agreement or the Plan, and notwithstanding the fact that Optionee may be vested in shares hereunder, Optionee may not exercise this Option in the event the Company is unable to issue the shares upon such exercise in compliance with all applicable securities laws, as further reflected in paragraphs 5 and 6(c) below.

      3. EXERCISE PRICE AND METHOD OF PAYMENT.

            (A) EXERCISE PRICE. The exercise price of this Option is that set forth in the Notice, being not less than 100% of the fair market value of the Common Stock on the date of grant of this Option.

            (B) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:


                  (I) Payment of the exercise price per share in cash (including check) at the time of exercise;

                  (II) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (unless this Option is held by an executive officer or Director of the Company in which case different procedures as adopted by the Company from time to time with regard to any cashless brokered exercise of this Option shall apply);

                  (III) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported

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APPLIES TO ALL ISO GRANTS ISSUED UNDER THE 1997 EQUITY PLAN AFTER MARCH 23, 2004


earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                  (IV) Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

      4. WHOLE SHARES. This Option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

      5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, as amended (the "Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

      6. TERM. The term of this Option commences on the date of grant as set forth in the Notice and expires on the tenth anniversary of said date of grant (the "Expiration Date"), unless this Option expires sooner as set forth below or in the Plan. In no event may this Option be exercised on or after the Expiration Date. Following the date of termination of Optionee's continuous status as an Employee, Officer, Director or Consultant with the Company or an Affiliate ("Continuous Status") for any or no reason (such final day of Continuous Status, the "Termination Date"), this Option shall be exercisable only as to shares of Common Stock that were vested as of the Termination Date as provided in paragraph 2 of this Option and then only for the applicable period specified in
(i) and (ii) below (the "Post-Termination Exercise Period"). This Option shall terminate prior to the Expiration Date as follows: (i) in the case of an Optionee who is an Employee or Consultant, ninety (90) days after the Termination Date, or (ii) in the case of an Optionee who is an Officer or Director, nine (9) months after the Termination Date, unless:

            (A) Your termination of Continuous Status as an Employee, Officer, Director or Consultant is due to your disability. This Option will then expire on the earlier of the Expiration Date set forth above or six (6) months following such termination of Continuous Status as an Employee, Officer, Director or Consultant. You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, and you exercise this Option more than three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a "nonstatutory stock option" instead of an "incentive stock option."

            (B) Your termination of Continuous Status as an Employee, Officer, Director or Consultant is due to your death or your death occurs within thirty
(30) days following your termination of Continuous Status as an Employee, Officer, Director or Consultant for any other reason. This Option will then expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death.

            (C) If during any part of the Post Termination Exercise Period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then this Option will not expire until the earlier of the Expiration Date set forth above or until this Option shall have been exercisable for an aggregate period equal to the applicable Post-Termination Period after your termination of Continuous Status as an Employee, Officer, Director or Consultant.

            (D) If your exercise of the Option within thirty (30) days after termination of your Continuous Status with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status with the Company or an Affiliate of the Company.

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APPLIES TO ALL ISO GRANTS ISSUED UNDER THE 1997 EQUITY PLAN AFTER MARCH 23, 2004


      However, this Option may be exercised following termination of Continuous Status only as to that number of shares as to which it was vested on the Termination Date under the provisions of paragraph 2 of this Option.

      In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the Option and ending on the day three (3) months before the date of the Option's exercise, you must be an Employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or if you exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

      7. EXERCISE.

            (A) This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 11(e) of the Plan, or by such other method as may be implemented by the Company.

            (B) By exercising this Option you agree that:

                  (I) as a precondition to the completion of any exercise of this Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

                  (II) you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of this Option grant or within one (1) year after the date such shares of Common Stock are transferred upon exercise of this Option.

      8. TRANSFERABILITY. This Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this Option.

      9. OPTION NOT A SERVICE CONTRACT. This Option is not an employment contract and nothing in this Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this Option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

      10. NOTICES. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.


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APPLIES TO ALL ISO GRANTS ISSUED UNDER THE 1997 EQUITY PLAN AFTER MARCH 23, 2004


      11. GOVERNING PLAN DOCUMENT. This Option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Option, including without limitation the provisions of
Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

      Dated as of the Notice date.

                                     FIRST VIRTUAL COMMUNICATIONS, INC.

                                     By:   /s/
                                        --------------------------------------
                                              Duly authorized on behalf of the
                                              Board of Directors

ATTACHMENTS:

      First Virtual Communications, Inc. 1997 Equity Incentive Plan


                                 ACKNOWLEDGEMENT

Optionee acknowledges and agrees that by clicking "I ACCEPT" on the OptionsLink Online Grant Agreements Web page that:

      (a) Optionee acknowledges receipt of the Notice, the Option and the attachments referenced therein and understands that all rights and liabilities with respect to this Option are set forth in the Notice, the Option and the Plan; and

      (b) Optionee acknowledges that as of the date of grant of the Option, the documents referred to above under (a) set forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company.



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